Exhibit 10.1

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of March 6, 2017, is entered into by and among Hewlett Packard Enterprise Company, a Delaware corporation (“Parent”), Nebraska Merger Sub, Inc. a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and each of the persons set forth on Schedule A hereto (each, a “Stockholder”). All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of (i) shares of common stock, par value $0.001 per share (the “Company Common Stock”), of Nimble Storage, Inc., a Delaware corporation (the “Company”), (ii) options to acquire shares of Company Common Stock (the “Company Stock Options”), (iii) restricted stock units granted in respect of shares of Company Common Stock (the “Company RSUs”) and (iv) restricted stock awards granted in respect of shares of Company Common Stock (the “Company RSAs”), in each case, set forth opposite such Stockholder’s name on Schedule A (such shares of Company Common Stock, Company Stock Options, Company RSUs and Company RSAs set forth on Schedule A, together with any other shares of Company Common Stock or any other securities of the Company acquired by such Stockholder after the date hereof and prior to the valid termination of this Agreement in accordance with Section 5.2 (collectively, the “After-Acquired Shares”), are referred to herein, collectively, as the “Subject Securities” of such Stockholder);

WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for (i) Merger Sub to commence an offer to purchase any and all of the issued and outstanding shares of Company Common Stock and (ii) the Merger of Merger Sub with and into the Company, in each case, upon the terms and subject to the conditions (including the Minimum Tender Condition) set forth in the Merger Agreement; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, and as an inducement and in consideration for Parent and Merger Sub to enter into the Merger Agreement, each Stockholder, severally and not jointly, and on such Stockholder’s own account with respect to its Subject Securities, has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO TENDER AND VOTE

1.1. Agreement to Tender.

(a) Subject to the terms of this Agreement, during the time this Agreement is in effect, each Stockholder agrees to validly and irrevocably tender or cause to be validly and irrevocably tendered in the Offer all of such Stockholder’s Subject Securities (other than (x) Company Stock Options that are not exercised during the term of this Agreement and (y) Company RSUs and Company RSAs that do not vest in accordance with their terms during the term of this Agreement) pursuant to and in accordance with the terms of the Offer, free and clear of all Encumbrances (as defined below), other than Permitted Encumbrances (as defined below).

(b) Without limiting the generality of the foregoing, as promptly as practicable after, but in no event later than ten (10) Business Days after, the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer, each Stockholder shall deliver pursuant to the terms of the Offer (a) a letter of transmittal with respect to all of such Stockholder’s Subject Securities described in Section 1.1(a) above complying with the terms of the Offer (or in the case of any shares of Company Common Stock acquired by such Stockholder subsequent to such tenth (10th) business day, or in each case if such Stockholder has not received the Offer Documents by such time, as promptly as practicable after the acquisition of such shares or receipt of the Offer Documents, as the case may be) and (b) a certificate representing all such Subject Securities in the case of any shares that are certificated or an “agent’s message” (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a Book-Entry Share. Each Stockholder agrees to promptly deliver any other documents or instruments that Parent or Merger Sub may reasonably require in order to effect the valid tender of such Stockholder’s Subject Securities described in Section 1.1(a) above in accordance with the terms of the Offer. Each Stockholder agrees that, once all such Stockholder’s Subject Securities described in Section 1.1(a) above are tendered, such Stockholder will not withdraw any of such Subject Securities from the Offer, unless and until (i) this Agreement shall have been validly terminated in accordance with Section 5.2 or (ii) the Offer shall have been terminated, withdrawn or otherwise shall have expired. Upon the occurrence of (i) or (ii) in the preceding sentence, Parent and Merger Sub shall promptly return, and shall cause the Paying Agent to promptly return, all Subject Securities tendered by each Stockholder.

1.2. Agreement to Vote. Subject to the terms of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that such Stockholder’s Subject Securities are entitled to vote thereon: (a) appear at each such meeting or otherwise cause all such Subject Securities to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of his or its Subject Securities (i) against any action or agreement that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation of the Company contained in the Merger Agreement, or of any Stockholder contained in this Agreement, or (B) result in any of the conditions set forth in Article VIII or Annex I of the Merger Agreement not being satisfied on or before the Outside Date; (ii) against any change in the membership of the Company Board and (iii) against any Takeover Proposal and against any other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone or prevent the consummation of the Offer or the Merger, including (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company (other than the Merger), (B) any sale, lease, license or transfer of a material amount of assets (including, for the avoidance of doubt, intellectual property rights, but excluding for the avoidance of doubt, any licenses of intellectual property rights permitted by the terms of the Merger Agreement)) of the Company or any reorganization, recapitalization or liquidation of the Company, or (C) any amendment to the Company Certificate of Incorporation or Company Bylaws. Subject to the proxy granted under Section 1.3, each Stockholder shall retain at all times the right to vote such Stockholder’s Subject Securities in such Stockholder’s sole and absolute discretion, and without any other limitation, on any matters other than those expressly set forth in this Section 1.2 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

1.3. Irrevocable Proxy. Solely to effect the matters described in Section 1.2, for so long as this Agreement remains in effect, each Stockholder hereby irrevocably appoints Parent as its attorney-in-fact and proxy with full power of substitution and resubstitution, to the full extent of such Stockholder’s voting rights with respect to all such Stockholder’s Subject Securities (which proxy is irrevocable and which appointment is coupled with an interest, including for purposes of Section 212 of the DGCL) to vote, and to execute written consents with respect to, all such Stockholder’s Subject Securities solely on the matters described in Section 1.2, and in accordance therewith. Each Stockholder agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein. Such proxy shall automatically terminate upon the valid termination of this Agreement in accordance with Section 5.2. Parent may terminate this proxy with respect to a Stockholder at any time in its sole and absolute discretion by written notice provided to such Stockholder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants to Parent and Merger Sub as to such Stockholder, solely on its own account and solely with respect to its Subject Securities, on a several basis, that:

2.1. Authorization; Binding Agreement.

(a) If such Stockholder is not an individual, such Stockholder is duly organized and validly existing in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby are within such Stockholder’s entity powers and have been duly authorized by all necessary entity actions on the part of such Stockholder, and such Stockholder has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder.

(b) This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) If such Stockholder is married, and any of the Subject Securities of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by such Stockholder’s spouse and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, is enforceable against such Stockholder’s spouse in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.2. Non-Contravention. Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby nor compliance by such Stockholder with any provisions herein will (a) if such Stockholder is not an individual, violate, contravene or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of such Stockholder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of such Stockholder, except for compliance with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, (c) violate or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its Subject Securities is bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien on such Stockholder’s Subject Securities (other than one created by Parent or Merger Sub), or (e) violate any Law or Judgment applicable to such Stockholder or by which any of its Subject Securities are bound, other than, in the case of clauses (b) through (e), as would not reasonably be expected, either individually or in the aggregate, to materially impair, impede, delay or frustrate the ability of such Stockholder to perform such Stockholder’s obligations hereunder.

2.3. Ownership of Subject Securities; Total Shares. Such Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all such Stockholder’s Subject Securities and has good and marketable title to all such Subject Securities free and clear of any Liens or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of a stockholder in respect of such Subject

Securities (collectively, “Encumbrances”), except for any such Encumbrance that may be imposed pursuant to (a) this Agreement and (b) any applicable restrictions on transfer under the Securities Act or any state securities law (collectively, “Permitted Encumbrances”).

2.4. Voting Power. Such Stockholder has full voting power with respect to all such Stockholder’s Subject Securities (to the extent that such Subject Securities have voting rights), and full power of disposition with respect to such Subject Securities to the extent they consist of vested shares of Company Common Stock, full power to issue instructions with respect to the matters set forth in Article I and Article IV and full power to agree to all of the matters set forth therein, in each case with respect to all such Stockholder’s Subject Securities.

2.5. Reliance. Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

2.6. Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no Action pending against, or, to the knowledge of such Stockholder, threatened in writing against such Stockholder or any of such Stockholder’s Subject Securities before or by any Governmental Authority that would reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair such Stockholder’s ability to perform its obligations hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Parent and Merger Sub represent and warrant to each Stockholder that:

3.1. Organization and Qualification. Each of Parent and Merger Sub is a duly organized and validly existing corporation in good standing under the Laws of the jurisdiction of its organization. All of the issued and outstanding capital stock of Merger Sub is owned directly or indirectly by Parent.

3.2. Authority for this Agreement. Each of Parent and Merger Sub has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub have been duly and validly authorized by all necessary entity action on the part of each of Parent and Merger Sub, and no other entity proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Stockholder, constitutes legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Each Stockholder hereby covenants and agrees that until the termination of this Agreement:

4.1. No Transfer; No Inconsistent Arrangements.

(a) Each Stockholder agrees that such Stockholder shall not take any action that would result in a breach of any representation or warranty of such Stockholder contained herein or have the effect of preventing or disabling such Stockholder from performing any of its obligations under this Agreement or would reasonably be expected to materially impede or materially delay the performance by any Stockholder of its obligations under this Agreement.

(b) Except as provided hereunder or under the Merger Agreement, from and after the date hereof and until this Agreement is terminated, such Stockholder shall not, directly or indirectly, (i) create or permit to exist any Encumbrance, other than Permitted Encumbrances, on any of such Stockholder’s Subject Securities, (ii) transfer, sell, assign, gift, hedge, pledge or otherwise dispose of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of such Stockholder’s Subject Securities, or any right or interest therein (or consent to any of the foregoing), (iii) enter into any Contract with respect to any Transfer of such Stockholder’s Subject Securities or any interest therein, (iv) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any such Stockholder’s Subject Securities or (v) deposit or permit the deposit of any of such Stockholder’s Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to any of such Stockholder’s Subject Securities; provided that such Stockholder may (A) if such Stockholder is a partnership, limited liability company or corporation, distribute Subject Securities to its partners, members, shareholders, equity holders or affiliated entities (as applicable), but only if and to the extent the recipients thereof agree to be bound by the obligations set forth herein with respect to such Subject Securities as if they were Stockholders hereunder, with Parent and Merger Sub named as express third-party beneficiaries of such agreements, (B) if such Stockholder is an individual, Transfer any Subject Securities to any member of such Stockholder’s immediate family, or to a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family, (C) Transfer any Subject Securities for charitable purposes as charitable gifts or donations, and (D) Transfer any Subject Securities upon the death of such Stockholder (each, a “Permitted Transfer”). Any action taken in violation of the immediately preceding sentence shall be null and void ab initio. If any involuntary Transfer of any of such Stockholder’s Subject Securities shall occur (including a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

(c) Such Stockholder agrees that it shall not, and shall cause each of its affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) for the purpose taking any actions inconsistent with the transactions contemplated by this Agreement or the Merger Agreement. Notwithstanding Section 4.1(b), such Stockholder may make Transfers of its Subject Securities as Parent may agree in writing in its sole discretion.

4.2. No Exercise of Appraisal Rights. Such Stockholder forever waives and agrees, as to himself or itself, not to exercise any appraisal rights or dissenters’ rights in respect of such Stockholder’s Subject Securities that may arise in connection with the Merger.

4.3. Documentation and Information. Such Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law (provided that reasonable notice of any such disclosure will be provided to Parent to the extent reasonably practicable). Such Stockholder consents to and hereby authorizes Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that is required in connection with the Offer, the Merger and any transactions contemplated by the Merger Agreement, such Stockholder’s identity and ownership of the Subject Securities, the existence of this Agreement and the nature of such Stockholder’s commitments and obligations under this Agreement, and such Stockholder acknowledges that Parent and Merger Sub may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC. Such Stockholder agrees, as to himself or itself, to promptly give Parent any information it may reasonably request for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by such

Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

4.4. Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Securities, the terms of this Agreement shall apply to the resulting securities.

4.5. Waiver of Certain Actions. Each Stockholder hereby agrees, as to himself or itself, not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, Parent, Merger Sub or any of their respective successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Offer Closing or the Merger Closing) or (b) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

4.6. No Solicitation. Each Stockholder shall not, and shall cause its controlled Affiliates not to, and shall use reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) solicit, initiate, knowingly facilitate or knowingly encourage the submission or announcement of any inquiries, proposals or offers that constitute or would reasonably be expected to lead to any Takeover Proposal, (ii) provide any non-public information concerning the Company to any person or group in connection with any Takeover Proposal, or engage in any discussions or negotiations with respect to any Takeover Proposal (other than to inform any relevant third party of the restrictions hereunder and under the Merger Agreement), (iii) otherwise cooperate with or knowingly assist or participate in, or knowingly facilitate, any such inquiries, proposals, offers, discussions or negotiations or (iv) resolve or agree to do any of the foregoing. Each Stockholder shall, and shall cause its controlled Affiliates to, and shall use reasonable best efforts to cause its and their respective Representatives to, immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any person or groups that may be ongoing with respect to any Takeover Proposal or potential Takeover Proposal.

ARTICLE V

MISCELLANEOUS

5.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received (a) upon receipt, if delivered personally, (b) two (2) Business Days after deposit in the mail, if sent by registered or certified mail, (c) on the next Business Day after deposit with an overnight courier, if sent by overnight courier (with proof of delivery), (d) upon transmission and confirmation of receipt, if sent by email transmission prior to 6:00 p.m., local time, in the place of receipt, or (e) on the next Business Day following transmission and confirmation of receipt, if sent by email transmission after 6:00 p.m., local time, in the place of receipt; provided that the notice or other communication is sent to the address or email address set forth (i) in the case to Parent or Merger Sub, to the address or email address set forth in Section 11.03 of the Merger Agreement and (ii) if to a Stockholder, to such Stockholder’s address or email address set forth on a signature page hereto, or to such other address or email address as such party may hereafter specify for the purpose by notice to each other party hereto.

5.2. Termination. With respect to each Stockholder, this Agreement shall terminate automatically, without any notice or other action by any person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Acceptance Time, (c) the mutual written consent of Parent and such Stockholder and (d) any amendment to the Offer or the Merger Agreement, or waiver of the Company’s rights under the Merger Agreement, that, in each case, results in a decrease of the Offer Price or the Merger Consideration, a change in the form of consideration payable in connection with the Offer or the Merger or a change in the treatment of such Stockholder’s Company Stock Options, Company RSUs or Company RSAs

pursuant to the Merger Agreement ( unless such Stockholder consents in writing in advance to such amendment or waiver). Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided that (i) nothing set forth in this Section 5.2 shall relieve any party from liability for any willful breach of this Agreement prior to termination hereof and (ii) the provisions of this Article V (other than Section 5.14) shall survive any termination of this Agreement.

5.3. Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.4. Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Offer or the Merger is consummated.

5.5. Entire Agreement; Assignment. This Agreement, together with Schedule A, and the other documents and certificates delivered pursuant hereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment without consent shall be null and void; provided that Parent or Merger Sub may transfer or assign all or any part of their respective rights and obligations to any direct or indirect wholly owned Subsidiary of Parent (it being understood that such transfer or assignment shall not relieve Parent of its obligations hereunder).

5.6. Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event that any Stockholder did not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breached any such provisions. It is accordingly agreed that Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity. Any and all remedies herein expressly conferred upon Parent and Merger Sub will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by Parent or Merger Sub of any one remedy will not preclude the exercise of any other remedy.

5.7. Jurisdiction; Service of Process; Waiver of Jury Trial.

(a) Each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware, for the purpose of any Action directly or indirectly based upon, relating to or arising out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereof and (ii) agrees that all claims in respect to such Action shall be brought in, and may be heard and determined, exclusively in such state or federal courts. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue and any defense of inconvenient forum to the maintenance of, any Action so brought. Each of the parties hereto agrees that a final judgment in any Action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by U.S. registered mail in accordance with Section 5.1. Nothing in this Section 5.7 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION DIRECTLY OR INDIRECTLY BASED UPON, RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF OR THEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

5.8. Governing Law. This Agreement and any Action (whether at Law, in contract or in tort) that may directly or indirectly be based upon, relate to or arise out of this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance hereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any Laws that might result in the application of the Law of another jurisdiction.

5.9. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

5.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

5.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

5.12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

5.13. Interpretation. The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph and schedule references are to the articles, sections, paragraphs and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words describing the singular number shall include the plural and vice versa, words denoting either gender shall include both genders and words denoting natural persons shall include all Persons and vice versa. The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. Any reference in this Agreement to a date or time shall be deemed to be such date or time in New York City, unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement.

5.14. Further Assurances. Each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Laws and regulations, to perform its obligations under this Agreement.

5.15. Capacity as Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a record and beneficial owner of Subject Securities, and not, if applicable, in such Stockholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict or limit a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director, officer or employee of the Company, or in the exercise of his or her fiduciary duties as a director, officer or employee of the Company, or prevent or be construed to create any obligation on the part of any director, officer or employee of the Company from taking any action in his or her capacity as such director, officer or employee.

5.16. No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed by all parties hereto.

5.17. Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties has executed or caused this Agreement to be executed on its behalf by its officer thereunto duly authorized, all as of the date first above written.

HEWLETT PACKARD ENTERPRISE COMPANY

By:	/s/ Rishi Varma
Name:	Rishi Varma
Title: Senior Vice President, Deputy General Counsel & Assistant Secretary

NEBRASKA MERGER SUB, INC.

By:	/s/ Rishi Varma
Name:	Rishi Varma
Title:	President & Secretary

[Signature Page to Tender and Support Agreement]

STOCKHOLDERS:

SURESH VASUDEVAN

/s/ Suresh Vasudevan
Email: suresh@nimblestorage.com
Address:	c/o Nimble Storage, Inc. 211 River Oaks Parkway San Jose, CA 95134

[Signature Page to Tender and Support Agreement]

STOCKHOLDERS:

UMESH MAHESHWARI		THE UMESH MAHESHWARI 2015 REVOCABLE TRUST

/s/ Umesh Maheshwari Email: umesh@nimblestorage.com		/s/ Umesh Maheshwari
Address:	c/o Nimble Storage, Inc.	Name:	Umesh Maheshwari
	211 River Oaks Parkway	Title:	Trustee
San Jose, CA 95134

THE UMESH MAHESHWARI 2015 GRANTOR RETAINED ANNUITY TRUST

/s/ Umesh Maheshwari
		Name:	Umesh Maheshwari
		Title:	Trustee

THE MAHESHWARI CHILDREN’S TRUST

/s/ Umesh Maheshwari
		Name:	Umesh Maheshwari
		Title:	Trustee

[Signature Page to Tender and Support Agreement]

STOCKHOLDERS:

VARUN MEHTA	THE MEHTA FAMILY TRUST U/A DATED 11/06/2006 VARUN MEHTA & MALA MEHTA TRUSTEES
/s/ Varun Mehta
Email: varun@nimblestorage.com
Address: c/o Nimble Storage, Inc.	/s/ Varun Mehta
211 River Oaks Parkway	Name:	Varun Mehta
San Jose, CA 95134	Title:	Trustee

THE JAI VIR MEHTA 2012 GST TRUST

/s/ Varun Mehta
	Name:	Varun Mehta
	Title:	Trustee

THE JAI VIR MEHTA TRUST

/s/ Varun Mehta
	Name:	Varun Mehta
	Title:	Trustee

THE KIMAYA JIA MEHTA 2012 GST TRUST

/s/ Varun Mehta
	Name:	Varun Mehta
	Title:	Trustee

THE KIMAYA JIA MEHTA TRUST

/s/ Varun Mehta
	Name:	Varun Mehta
	Title:	Trustee

[Signature Page to Tender and Support Agreement]

STOCKHOLDERS:

Sequoia Capital XII
Sequoia Technology Partners XII
Sequoia Capital XII Principals Fund

By:	SC XII Management, LLC
A Delaware Limited Liability Company
General Partner of Each

By:	/s/ Jim Goetz
Managing Member

SC US GF V HOLDINGS, LTD. a Cayman Islands exempted company

By:	SEQUOIA CAPITAL U.S. GROWTH FUND V, L.P.
SEQUOIA CAPITAL USGF PRINCIPALS FUND V, L.P.
both Cayman Islands exempted limited partnerships, its Members

By:	SCGF V MANAGEMENT, L.P.,
a Cayman Islands exempted limited partnership, its General Partner

By:	SC US (TTGP), LTD.,
a Cayman Islands exempted company, its General Partner

By:	/s/ Jim Goetz

Name:	James J. Goetz
Title:	Director

2800 Sand Hill Road Suite 101 Menlo Park, CA 94025 Compliance@sequoiacap.com

Schedule A

Name of Stockholder	Shares of Company Common Stock	Company Stock Options	Company RSUs	Company RSAs
Suresh Vasudevan	767,873	2,594,935	457,773	0

Umesh Maheshwari	75,858	375,092	341,950	0

The Umesh Maheshwari 2015 Revocable Trust	2,163,258	0	0	0

The Umesh Maheshwari 2015 Grantor Retained Annuity Trust	1,500,000	0	0	0

The Maheshwari Children’s Trust	1,108,900	0	0	0

Umesh Maheshwari (Total)	4,848,016	375,092	341,950	0

Varun Mehta	104	200,000	341,950	0

The Mehta Family Trust U/A Dated 11/06/2006 Varun Mehta & Mala Mehta Trustees	4,133,340	0	0	0

The Jai Vir Mehta 2012 GST Trust	600,000	0	0	0

The Jai Vir Mehta Trust	650,000	0	0	0

The Kimaya Jia Mehta 2012 GST Trust	600,000	0	0	0

The Kimaya Jia Mehta Trust	650,000	0	0	0

Varun Mehta (Total)	6,633,444	200,000	341,950	0

Sequoia Capital XII, L.P.	5,075,096	0	0	0

Sequoia Technology Partners XII, L.P.	189,900	0	0	0

Sequoia Capital XII Principals Fund, LLC	542,412	0	0	0

SC US GF V Holdings, Ltd.	662,700	0	0	0

Sequoia Capital (Total)	6,470,108	0	0	0